Exhibit 10.1

AMENDMENT TO RAVAL RSU AGREEMENT

THIS AMENDMENT TO RAVAL RSU AGREEMENT (the “Amendment”) is made and entered into as of the 13th day of March, 2015, by and between Sutron Corporation (the “Company”) and Ashish Raval (the “Grantee”).

Recitals

WHEREAS, The Company has adopted the “Sutron Corporation 2010 Equity Incentive Plan” (the “Plan”); and

WHEREAS, The Company and the Grantee are parties to that certain “Sutron Corporation Restricted Stock Unit Agreement” dated as of May 9, 2012 (the “RSU Agreement”) pursuant to which, in general, the Company granted certain RSUs to the Grantee; and

WHEREAS, Unless otherwise defined in this Amendment, all capitalized words and terms used in this Amendment shall have the respective meanings assigned to them in the RSU Agreement as amended, modified and/or supplemented by this Amendment; and

WHERE, The Company and the Grantee desire to amend the RSU Agreement, in general, to provide that the vesting of Unvested RSUs (which are not Terminated RSUs) will be immediately automatically accelerated at the time of a Corporate Transaction.

NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend, modify and/or supplement the RSU Agreement as follows:

1. AMENDMENTS.

(a)           The RSU Agreement is hereby amended to delete in its entirety last sentence of Section 2, which reads as follows:

“For the avoidance of doubt, the RSUs shall only vest in accordance with Sections 2(a) and 4(c) hereof, in each case, as applicable.”

and to substitute in lieu thereof the following new last sentence of Section 2 of the RSU Agreement:

“For the avoidance of doubt, the RSUs shall only vest in accordance with Sections 2(a), 4(c) and 4(d) hereof, in each case, as applicable.”

(b)           The RSU Agreement is hereby amended to delete in its entirety the first sentence of Section 2(b), which reads as follows:

“The RSUs granted to the Grantee under this Agreement and become vested in accordance with this Section 2 shall constitute “Vested RSUs”.”

and to substitute in lieu thereof the following new first sentence of Section 2(b):

“The RSUs which are granted to the Grantee under this Agreement and which become vested in accordance with this Agreement shall constitute “Vested RSUs”.”

(c)           Section 3 the RSU Agreement is hereby amended by adding at the end thereof the following additional sentence:

“Further, in the event of a Corporate Transaction on or before January 1, 2017, all Vested RSUs (including RSUs that became Vested RSUs pursuant to Section 4(d) as a result of said Corporate Transaction) shall be settled in shares of Stock, on a one-for-one basis, immediately after said Corporate Transaction, but in no event later than the 5th day after the Corporate Transaction.”

(d)           The RSU Agreement is hereby amended to delete in its entirety the first sentence of Section 4(a), which reads as follows:

“Except as provided in Section 4(c) hereof, upon the termination of the Grantee’s employment with the Company for any reason, any Unvested RSUs shall be forfeited (without payment of any consideration therefor).”

and to substitute in lieu thereof the following new first sentence of Section 4(a):

“Except as provided in the second sentence of this Section 4(a), Section 4(c) or Section 4(d) hereof, upon the termination of the Grantee’s employment with the Company for any reason, any Unvested RSUs shall be forfeited (without payment of any consideration therefor).”

(e)           The RSU Agreement is hereby amended to delete in its entirety the second sentence of Section 4(a), which reads as follows:

“Upon the termination of the Grantee’s employment with the Company for Cause, any Vested RSUs which have not been settled prior to the date of such termination shall be forfeited (without payment of any consideration therefor).”

and to substitute in lieu thereof the following new second sentence of Section 4(a):

“Upon the termination of the Grantee’s employment with the Company for Cause, (a) any Unvested RSUs shall be forfeited (without payment of any consideration therefor) and (b) any Vested RSUs which have not been settled prior to the date of such termination shall be forfeited (without payment of any consideration therefor).”

 (f)           Section 4 of the RSU Agreement is hereby amended to add, immediately after Section 4(c), the following new Section 4(d):

“(d)	CORPORATE TRANSACTION.

(i)
Unvested RSUs that (1) did not vest due to the Company’s failure to attain the specified EBITDA Target with respect to any fiscal year which ended prior to the time of a Corporate Transaction, or (2) did not vest due to Grantee not remaining an employee of the Company on a specified date which occurred prior to the time of a Corporate Transaction, are referred to herein as “Terminated RSUs.”

(ii)
Subject to the second sentence of Section 4(a), all Unvested RSUs (excluding Terminated RSUs) shall immediately become automatically fully vested at the time of a Corporate Transaction occurring on or before January 1, 2017.  Subject to the second sentence of Section 4(a), in the event Grantee’s employment with the Company is terminated at the time of a Corporate Transaction occurring on or before January 1, 2017, or otherwise due to a Corporate Transaction occurring on or before January 1, 2017, Unvested RSUs (excluding Terminated RSUs) shall not be forfeited (without out payment of any consideration therefor) as provided in the first sentence of Section 4(a), but rather shall immediately become automatically fully vested as the time of such Corporate Transaction.  In the event of any conflict between Section 4(a) and this Section 4(d), or in the event of any conflict between the first sentence of Section 4(c) and this Section 4(d), this Section 4(d) shall control.”

2.           RECITALS.  The Recitals of this Amendment are hereby incorporated into this Amendment as fully as if set forth herein.

3.           RATIFICATION.  All provisions of the RSU Agreement not amended, modified and/or supplemented by this Amendment are hereby ratified and confirmed in all respects.

4.          CONFLICTS.  In the event of any conflict between the provisions of the RSU Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

5.           MISCELLANEOUS.

(a) NOTICES.   Any notice or other communication which may be or is required or permitted to be given under this Amendment shall be given as provided in the RSU Agreement.

(b) AMENDMENTS.  This Amendment may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

(c) SUCCESSORS.   The terms of this Amendment shall be binding upon and insure to the benefit of the Company, its successors and assigns, and, subject to Section 7 of the RSU Agreement, the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(d) HEADINGS.  Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

(e) COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(f) GOVERNING LAW.  This Amendment shall be governed by and construed according to the laws of the Commonwealth of Virginia with regard to its principles of conflicts of laws.

(g) ACCEPTANCE.  The Grantee hereby acknowledges receipt of a copy of the Plan, the RSU Agreement, and this Amendment.  The Grantee has read and understands the terms and provisions thereof and hereof, and accepts the RSUs granted under the RSU Agreement as amended, modified and/or supplemented by this Amendment subject to all the terms and conditions of the Plan and the RSU Agreement as amended, modified and/or supplemented by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective on the day and year first above written.

GRANTEE:                                                                                SUTRON CORPORATION:

/s/ Ashish H. Raval                                                                By: /s/ Raul S. McQuivey
Ashish H. Raval                                                                        Raul S. McQuivey, President